BY-LAWS

                                       OF

                       LINCOLN INTERNATIONAL CORPORATION


                                    PREAMBLE

         These By-Laws are subject to and governed by the provisions of the Articles of Incorporation.

                                   ARTICLE I

                                Shares of Stock

         Sec. 1. CAPITAL STOCK. the capital stock of this Company shall be divided into one hundred thousand (100,000) shares of Class A voting Common stock of no par value each, and two million nine hundred thousand (2,900,000) shares of Non-Voting Common Stock of no par value each.

         Sec. 2. CERTIFICATE OF SHARES. The certificates for shares of the capital stock of this Company shall be in such form as will be approved by the Board of Directors and shall be signed by the President and the Secretary.

         Sec. 3. TRANSFER OF SHARES. Shares of the capital stock of the Company shall be transferred by endorsement of the certificates representing said shares by the registered holder thereof or his attorney, and its surrender to the secretary for cancellation. Whereupon, the Secretary shall issue to the transferee or transferees, as specified by the endorsement upon the surrendered certificates, new certificates for a like number of shares. Transfers shall be made only upon the books of the Company and upon said surrender and cancellation; and shall entitle the transferee to all the privileges, rights and interests as a stockholder of this Company.

         Sec. 4. CLOSING OF TRANSFER BOOKS. The transfer books of the stock of the Company may be closed for such period, not exceeding forty (40) days, in anticipation of stockholders' meetings as the Board of Directors may determine. In lieu of closing the transfer books, the Board of Directors may if a day not more than forty (40) days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meetings hall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

         Sec. 5. LOST CERTIFICATE. In the case of the loss of any certificate of shares of stock, upon due proof by the registered holder or his representative, by affidavit of such loss, the Secretary shall issue a duplicate certificate in its place, upon the Company being fully indemnified therefor.

         Sec. 6. FISCAL YEAR. The fiscal year of the Company shall begin on the 1st day of August and end on the 31st day of July.

         Sec. 7. CORPORATE SEAL. The Board of Directors shall provide a suitable corporate seal, which seal shall be in the custody of the Secretary.

         Sec. 8. DIVIDENDS. The Board of Directors shall fix in advance a date not exceeding forty (40) days preceding the date of any meeting of the stockholders as a record date for the determination of stockholders entitled to receive dividends.

                                   ARTICLE II

                            Stockerholder's Meetings

         Sec. 1. TIME, PLACE AND PURPOSE. Regular annual meetings of the stockholders of the Company shall be held at the principal office of the Company in Louisville, Kentucky, at 10:30 o'clock A. M., Eastern standard Time, on the second Friday in December, if not a legal holiday, but if a legal holiday, the on the day following, for the purpose of electing directors, and for the transaction of any other business which may be brought before the meeting, provided, however, that the board of Directors may, by resolution, provide for such annual meetings of stockholders to be held on such date and such time and place within or without the Commonwealth of Kentucky as they deem desirable or necessary.

         Sec. 2. SPECIAL MEETING. Special meetings of the stockholders may be called at any time bay the Board of Directors, the President, or the Secretary, subject, however, to the provisions of these By-Laws regarding notice. At any time upon written request of any director, or any stockholder or stockholders holding in aggregate one-fifth (1/5) of the voting power of all stockholders, the Secretary shall call a special meeting of the stockholders to be held at the registered office, or at such other place as may be fixed by resolution of the board of Directors, at such time as the Secretary may fix, not less than ten (10) days or more than thirty-five (35) days after the receipt of said request.

         Sec. 3. NOTICE. Written notice of nay stockholders' meeting shall be mailed at least ten (10) days prior to any meeting of each stockholder of record forty (40) days prior to the date of such meeting at his last known address as the same appears on the stock books of the Company, or otherwise, and any notice of special meeting shall indicate briefly the objects thereof. Nevertheless, if all the stockholders waive notice of the meeting, no notice of the same shall be required whenever all the stockholders shall meet in person or by proxy and shall waive notice, such meeting shall be valid for all purposes, without call or notice, and at such meeting any corporate action shall be valid despite want of notice.

         Sec. 4. QUORUM. At any meeting of the stockholders, the holders of a majority of all voting shares of the capital stock of the Company issued and outstanding, present in person or represented by proxy, shall constitute a quorum. Meetings at which less than a quorum is represented may, however, be adjourned from time to time to a further date by those who attend, without further notice other than the announcement at such meeting, and when a quorum shall be present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.

         Sec. 5. VOTING. Each stockholder shall be entitled to one (1) vote for each share of voting stock standing registered in his or her name on the books of the Company, in person or by proxy duly appointed in writing and filed with the Secretary before a meeting on all questions and elections.

         Sec. 6. ORGANIZATION. The President shall call meetings of the Stockholders to order and shall act as Chairman of such meetings, unless otherwise determined by the holders of a majority of all the voting shares of the capital stock issued and outstanding, present in person or by proxy. The secretary of the Company shall act as Secretary of all meetings of the Company, but in the absence of the secretary at any meeting of the stockholders or his inability to act as Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

         Sec. 7. GIVING NOTICE. Any notice required by statue or by these By-Laws to be given to the stockholders, or to the Directors, or to any officer of the Company, shall be deemed to be sufficient to be given by depositing the same in a post office box, in a sealed, post-paid wrapper, addressed to such stockholder,

Director or officer at his last known address, and such notice shall be deemed to have been given at the time of such mailing.

                                  ARTICLE III

                                   Directors

         Sec. 1. NUMBER, CLASSIFICATION AND TERM OF OFFICE. The business and the property of the Company shall be managed and controlled by the Board of Directors. the number of directors shall not be less than one, nor more than fifteen (15) subject, however, to this By-Law being amended by resolution of the board increasing or decreasing the number herein fixed. new directors are to be elected for a term of one (1) year to replace those whose terms expire.

         Sec. 2. PLACE OF MEETING. the directors may hold their meetings in such place or places within or without this State as a majority of the Board of Directors may, form time to time, determine, but such meeting shall be held not less often than once each three (3) months.

         Sec. 3. CALL AND NOTICE OF MEETINGS. Meetings of the Board of directors may be called at any time by the President or Secretary, or by a two-thirds (2/3) majority of the Board of Directors. Directors shall be notified in writing at least three (3) days prior thereto of the time, place and purpose of all meetings of the board, except the regular annual meeting held immediately after the annual meeting of the stockholders. Any director shall, however, be deemed to have waived notice by his attendance at any meeting, unless he shall specify, at the inception of a meeting, that the minutes shall record the absence of notice.

         Sec. 4. QUORUM. A quorum of the board of Directors shall consist of the least number of directors who shall constitute more than one-half (1/2) of the total number of directors provided by the by-Laws with the proviso, however, that no officer shall be removed, nor shall the By-Laws be amended, by a vote of less than two-thirds (2/3) of the total number of directors at that time provided by the By-Laws as the authorized total number of directors. If at any meeting of the board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

         Sec. 5. COMPENSATION. nO director shall receive any salary or compensation for his services as Director unless otherwise especially ordered by the Board of Directors.

         Sec. 6. VACANCIES. Vacancies on the Board of Directors may be filled by vote of the remaining directors to serve the unexpired portions of the terms until the next annual meeting of stockholders, with the proviso that if and when the number of vacancies which have occurred since the preceding meeting of stockholders shall have reduced the number of directors elected a the last meeting of stockholders to less than two-thirds (2/3) of the number so elected, vacancies on the board shall not be filled by the remaining members of the Board, but the secretary shall immediately call a special meeting of the stockholders to fill such vacancies, or to elect a new Board of Directors.

                                   ARTICLE IV

                                    Officers

         Sec. 1. NUMBER OF OFFICERS. The officers shall consist of: (a) a President, a Secretary, a Treasurer, and one or more Vice-Presidents, referred to herein as the "principal officers", and (b) such other officers as shall from time to time be determined by the board of Directors, referred to herein as "other officers". Any two of the offices, except those of President and Vice-President, may be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity. The respective duties of the officers shall be those customarily exercised by corporate officers of the respective title, except as otherwise directed by the stockholders, or specified in the By-Laws.

         Sec. 2. ELECTION OF OFFICERS. The "principal officers" shall be elected by the directors at the annual meeting of the Directors, which shall immediately follow the annual meeting of the stockholders, but which may be set over from time to time, each time to a date definite. The "other officers" may be elected by the board, or appointed by the "principal officers", at the discretion of the Board. The officers shall serve until their successors are elected or appointed and qualified, or until earlier removal by vote of the Board of Directors.

         Sec. 3. COMPENSATION. The board of Directors shall fix the salaries of the officers of the Company.

         Sec. 4. REMOVAL. The Board of Directors may remove any officer whenever, in their judgment, the business interests of the Company will be served thereby, by a vote of two-thirds (2/3) the number of directors. Any officer may be removed by the stockholders by a majority vote of all stockholders at any regular annual meeting, or at any special meeting of the stockholders.

         Sec. 5. OFFICER VACANCIES. Vacancies in the respective offices may be filled by the board of Directors at any regular meeting of the Board, as set forth in the By-Laws, or any special meeting of the board called for that purpose.

         Sec. 6. Bond. The Board of Directors may secure the fidelity of any or all of such offices by bond or otherwise.


                                   ARTICLE V

                               Duties of Officers

         Sec. 1. The respective officers shall have the duties customarily ascribed to such officers, except as specifically provided by statute, under direction of the Board of Directors, and/or such additional legal duties as the board of Directors or Stockholders's resolution shall specify.

                                   ARTICLE VI

                                   Depository

         Sec. 1. The bOard of Directors shall have authority to designate one or more banks as depositories and to execute resolutions authorizing specified officers to sign and countersign checks, notes, et., with or without specified limits as to circumstances and amounts.


                                  ARTICLE VII

                                   Amendments

         Sec. 1. the stockholders or the board of Directors may alter, amend, add to or repeal these By-Laws, including the fixing and altering of the board of Directors; provided, that the Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications, or term of office, and subject to the limitations set forth in the Articles of Incorporation. The By-Laws of the corporation may be amended by the Board of Directors at any time, upon vote of two-thirds (2/3) of the directors elected at the last preceding annual meeting of the stockholders, or at the last preceding special meeting of stockholders called for the purpose of electing members of the Board of Directors. The By-Laws may also be amended by vote of a two-thirds (2/3) majority of the stockholders present at any annual meeting of the stockholders, or special meeting of the stockholders. For such amendment to be made at an annual meeting of stockholders, there need be no notice in the call for said meeting. Notice of intention to modify the by-Laws must be set forth in the call in order that amendment be made at any special meeting of the stockholders. No By-Law Amendment made by vote of the stockholders shall be voided or annulled by vote of the Directors during the twelve (12) months immediately subsequent to such enactment.